                                                              EXHIBIT (4)(C)(20)

                      TWELFTH AMENDMENT TO CREDIT AGREEMENT


         THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 31, 2001, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

                                    RECITALS

         A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", the "Fourth Amendment", the "Fifth Amendment", the "Sixth Amendment", the "Seventh Amendment" the "Eighth Amendment" the "Ninth Amendment", the "Tenth Amendment" and the "Eleventh Amendment", each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Credit Agreement.

         B. As a result of certain Events of Default, the Borrower and the Lender entered into the First Amendment to Credit Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment"), the Fifth Amendment to Credit Agreement dated as of July 8, 1998 ("Fifth Amendment"), the Sixth Amendment to Credit Agreement dated as of December 28, 1998 ("Sixth Amendment"), the Seventh Amendment to Credit Agreement dated as of June 29, 1999 ("Seventh Amendment"), the Eighth Amendment to Credit Agreement dated as of December 31, 1999 ("Eighth Amendment"), the Ninth Amendment to Credit Agreement dated as of January 28, 2000 ("Ninth Amendment"), the Tenth Amendment to Credit Agreement dated as of June 23, 2000 ("Tenth Amendment"), and the Eleventh Amendment to Credit Agreement dated as of March 30, 2001.

         C. The Borrower has requested that the Lender amend certain terms and provisions in the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   AMENDMENTS

         1. AMENDMENT TO DEFINITIONS. The definitions of "Revolving Credit Committed Amount" and "Revolving Credit Maturity Date" in Article 1 of the Credit Agreement are each hereby deleted and replaced with the following:

                  "Revolving Credit Committed Amount" shall mean Four Million Dollars ($4,000,000).

                  "Revolving Credit Maturity Date" shall mean July 15, 2001.

         2.       NEW DEFINITIONS. The following additions are hereby made to
Article 1, Definitions, in alphabetical order:


         "Twelfth Amendment" shall mean the Twelfth Amendment to Credit Agreement, dated as of May 31, 2001, by and between the Borrower and the Lender.

         "Twelfth Amendment Closing Date" shall mean May 31, 2001.

         3. AMENDMENT TO SECTION 2.2(B). Section 2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following new
Section 2.2 (b):

                           (b)      Inventory Sub-Limit. Notwithstanding the
foregoing Section 2.02(a), the aggregate amount of all Revolving Credit Loans made based upon the Net Value of all Eligible Inventory (the "Inventory Based Loans") shall not exceed Two Million Dollars ($2,000,000) at any time prior to the Revolving Credit Maturity Date.


                         REPRESENTATIONS AND WARRANTIES

         4. OTHER REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties (as amended hereby) made by the Borrower in
Article 3 of the Credit Agreement are true and correct on and as of the Eighth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

                              CONDITIONS PRECEDENT

         5. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. The obligation of the Lender to enter into this Amendment is subject to the satisfaction, immediately prior to or concurrently with the execution of the Amendment, of the following conditions precedent:

                           (a)      Twelfth Amendment, etc. The Lender shall
have received this Twelfth Amendment, duly executed by the Borrower.

                           (b)      Officers' Certificates. The Lender shall
have received officers' certificates from the Borrower in the form of Exhibit C attached hereto.

                           (c)      Second Restructuring Fee. The Lender shall
have received in immediately available funds the second restructuring fee of $45,000 contemplated by the Eleventh Amendment.

                           (d)      Fees, Expenses, Etc. All fees and other
compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Twelfth Amendment Closing Date shall have been paid or received.

                           (e)      Other Conditions Precedent. Each of the
conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

                                  MISCELLANEOUS

         6. REAFFIRMATION; NO WAIVER. Except as expressly modified herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties. In the event of any conflict between this Amendment and any other Loan Document, the provisions of this Amendment shall prevail.

         7. RELEASE BY BORROWER. The Borrower acknowledges and agrees that: (i) it has no claim or cause of action against the Lender, any parent, subsidiary or affiliate of the Lender, or any of the Lender's officers, directors, employees, attorneys or any of the Lender's other representatives or agents (all of which parties besides the Lender are herein collectively the "the Lender's Agents"); (ii) it has no offset or defense against any of its obligations, indebtedness or contracts in favor of the Lender; and (iii) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with the Borrower. This Agreement shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released hereunder. Nothing in this Agreement shall be construed as (or shall be admissible in any legal action or proceeding as) any admission by the Lender or any of the Lender's Agents that any defense, indebtedness, obligation, liability, contract, claim or cause of action exists which is within the scope of those released within this provision because the Lender denies that any such matters exist and regards this release as unnecessary except to confirm its understanding of the position of the parties.

         8. SEVERABILITY. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         9. PRIOR UNDERSTANDINGS. This Amendment and the other Amendment Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

         10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

         12. GOVERNING LAW. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.


ATTEST:                                     B.B. WALKER COMPANY


By: /s/ DOROTHY W. CRAVEN                   By: /s/ KENT T. ANDERSON
   ----------------------------                -------------------------------
                                               Kent T. Anderson, President
[Corporate Seal]


                                            MELLON BANK, N.A.


                                            By: /s/ ROGER D. ATTIX
                                              --------------------------------
                                               Roger D. Attix, Vice President